UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
(Amendment No. )
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ARGON ST, INC.
(Name of Registrant as Specified in Its Charter)
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ARGON ST, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held February 28, 2007
     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Argon ST, Inc. will be held at the main office of Argon ST, Inc., 12701 Fair Lakes Circle, Fairfax, Virginia, on Wednesday, February 28, 2007, at 10:00 a.m., local time, for the following purposes:
(a)	To elect ten (10) members to the Board of Directors;

(b)	To ratify the selection by the Audit Committee of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2007; and

(c)	To transact such other business as may properly come before the meeting or any adjournment thereof.
     Only stockholders of record at the close of business on January 3, 2007 will be entitled to notice of, and to vote at, the meeting and any adjournment thereof.
     THE BOARD OF DIRECTORS OF ARGON ST, INC. HOPES THAT YOU WILL FIND IT CONVENIENT TO ATTEND THE MEETING IN PERSON. IF YOU ARE PLANNING TO ATTEND THE MEETING, PLEASE INDICATE THAT FACT BY MARKING THE APPROPRIATE LINE ON THE ACCOMPANYING PROXY CARD EVEN IF YOU DO NOT WISH TO GIVE YOUR PROXY. WHETHER YOU INTEND TO ATTEND THE MEETING OR NOT, PLEASE READ THE ENCLOSED MATERIAL, AND SIGN, MARK, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE TO MAKE SURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. IF YOU ARE A STOCKHOLDER OF RECORD AND ARE PRESENT AT THE ANNUAL MEETING, YOU MAY WITHDRAW YOUR PROXY AND CAST YOUR BALLOT IN PERSON AT THAT TIME IF YOU SO DESIRE.

By Order of the Board of Directors,

/s/ Victor F. Sellier Victor F. Sellier
Secretary
Fairfax, Virginia
January 26, 2007

PROXY STATEMENT
TABLE OF CONTENTS

PROXY STATEMENT	1

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS	3

PRINCIPAL HOLDERS OF SECURITIES	3

STOCK OWNERSHIP OF DIRECTORS AND OFFICERS	3

PROPOSAL 1 – ELECTION OF DIRECTORS	5

CERTAIN INFORMATION REGARDING NOMINEES AND EXECUTIVE OFFICERS	6

COMMITTEES OF THE BOARD OF DIRECTORS	8

AUDIT COMMITTEE REPORT	11

COMPENSATION/STOCK OPTION COMMITTEE REPORT	11

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	14

COMPENSATION OF DIRECTORS	14

EXECUTIVE COMPENSATION	15

EQUITY COMPENSATION PLAN INFORMATION	17

OPTIONS	18

COMMON STOCK PERFORMANCE GRAPH	19

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	20

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	20

PROPOSAL 2 – RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS	21

GENERAL	22

FORM 10-K	22

STOCKHOLDER COMMUNICATIONS	23

STOCKHOLDER PROPOSAL FOR YEAR 2008 ANNUAL MEETING	24

Argon ST, Inc.
Executive Offices
12701 Fair Lakes Circle
Fairfax, VA 22033
ARGON ST, INC.
PROXY STATEMENT
     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Argon ST, Inc. (the “Company”) for use at the Annual Meeting of Stockholders of the Company (the “Annual Meeting”) being held on Wednesday, February 28, 2007, at 10:00 a.m., local time, or at any adjournment thereof, for voting on the matters set forth in the accompanying Notice of Annual Meeting of Stockholders and in this Proxy Statement. This Proxy Statement and the accompanying proxy are first being mailed to stockholders on or about January 30, 2007.
Who May Vote
     Only stockholders of record as of the close of business on January 3, 2007 will be entitled to vote at the Annual Meeting or any adjournment thereof. The Company had 22,264,934 shares of Common Stock, $.01 par value (the “Common Stock”), issued and outstanding on that date. Presence in person or by proxy of a majority of the shares of Common Stock outstanding on the record date is required for a quorum. This Proxy Statement and the accompanying form of proxy are being first sent or given to the Company’s stockholders on or about January 30, 2007. Ten days before the Annual Meeting, a complete list of stockholders entitled to vote at the meeting will be open to examination by any stockholder for any purpose germane to the meeting during ordinary business hours at the Company’s principal office.
Voting Your Proxy
     When proxies are properly dated, executed and returned, the shares they represent will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted FOR the election of the nominees for director set forth herein, and FOR ratification of Grant Thornton LLP as the Company’s Independent Registered Public Accounting Firm. In addition, if other matters come before the Annual Meeting, the persons named in the accompanying form of proxy will vote in accordance with their best judgment with respect to such matters.
     Each share of Common Stock outstanding on the record date will be entitled to one vote on all matters. Under Proposal 1 (Election of Directors), the ten candidates for election as directors at the Annual Meeting who receive the highest number of affirmative votes will be elected. Proposal 2 (Ratification of Independent Auditors) requires the vote of a majority of the shares present in person or by proxy at the Annual Meeting for approval.
     Shares which abstain from voting as to a particular matter, and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as shares voting on such matter. Accordingly, abstentions and “broker non-votes” will have no effect on the voting on matters (such as the election of directors, and the ratification of the selection of the independent registered public accounting firm) that require the affirmative vote of a plurality or a majority of the votes cast or the shares voting on the matter.
Revoking Your Proxy
     Stockholders who execute a proxy in the accompanying form may nevertheless revoke the proxy at any time before it is exercised by giving written notice to the Secretary of the Company prior to the Annual Meeting, by executing and delivering a later dated proxy, or by voting in person at the Annual Meeting.

Solicitation of Proxies
     The expenses of solicitation of proxies will be paid by the Company. In addition to solicitation by mail, the officers and employees of the Company, who will receive no extra compensation therefore, may solicit proxies personally or by telephone. The Company will reimburse brokerage houses and other nominees for their expenses incurred in sending proxies and proxy materials to the beneficial owners of shares held by them.
Householding of Proxies
     Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this proxy statement and the Company’s Annual Report may have been sent to multiple stockholders in your household. The Company will promptly deliver a separate copy of either document to you if you call or write the Company at the following address or phone number: Argon ST, Inc., 12701 Fair Lakes Circle, Fairfax, Virginia 22033, Attention: Investor Relations. If you want to receive separate copies of the Company’s annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact the Company using the above address and phone number.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
     Common Stock is the only voting security of the Company. The following table sets forth certain information with respect to the beneficial ownership of shares of the Company’s Common Stock, as of January 3, 2007, by each person who is known by the Company to have been the beneficial owner of 5% or more of the shares of Common Stock outstanding on that date. Unless otherwise noted, each stockholder exercises sole voting and investment power with respect to the shares beneficially owned.
PRINCIPAL HOLDERS OF SECURITIES

Name and Address of	Number of	Percent of
Beneficial Owner	Shares(1)	Class(2)
Terry L. Collins	2,711,700	12.2%
12701 Fair Lakes Circle, Suite 800
Fairfax, Virginia 22033(3)
Victor F. Sellier	2,646,420	11.9%
12701 Fair Lakes Circle, Suite 800
Fairfax, Virginia 22033(4)
Thomas E. Murdock	2,437,500	10.9%
12701 Fair Lakes Circle, Suite 800
Fairfax, Virginia 22033(5)
FMR Corp.	2,284,891	10.3%
82 Devonshire Street
Boston, MA 02109(6)

(1)	The column sets forth shares of Common Stock which are deemed to be “beneficially owned” by the persons named in the table under Rule 13d-3 of the SEC.

(2)	Based upon 22,264,934 shares of Common Stock outstanding as of January 3, 2007.

(3)	Includes 791,700 shares held jointly by Mr. Collins and his wife.

(4)	Includes 928,803 shares held by Trusts over which Mr. Sellier has sole voting and investment power.

(5)	Includes 544,500 shares held by a Trust over which Mr. Murdock has sole voting and investment power.

(6)	Based solely upon a Schedule 13G/A filed by FMR Corp. on June 12, 2006.
STOCKOWNERSHIP OF DIRECTORS AND OFFICERS
     The following table sets forth information with respect to the beneficial ownership of the Company’s Common Stock by each person nominated for director, by each of the Named Executive Officers named in the Summary Compensation Table included in this Proxy Statement and by all nominees and executive officers as a group, as of January 3, 2007. Unless otherwise noted, each person exercises sole voting and investment power over the shares beneficially owned.

	Number of		Percent of
Name	Shares(1)		Class(2)
Terry L. Collins, Director & Executive Officer	2,711,700	(3)	12.2%
S. Kent Rockwell, Director & Executive Officer	606,894		2.7%
Victor F. Sellier, Director & Executive Officer	2,646,420	(4)	11.9%
Thomas E. Murdock, Director & Executive Officer	2,437,500	(5)	10.9%
David C. Karlgaard, Director	70,000		*
Peter A. Marino, Director	32,000		*
Robert McCashin, Director	32,200		*
John Irvin, Director	58,621		*
Maureen Baginski, Director	—		*
Lloyd A. Semple, Director	48,000		*
Kerry M. Rowe, Executive Officer	25,200		*
W. Joseph Carlin, Executive Officer	252,300		1.1%
Robert S. Tamaru, Executive Officer	537,600		2.4%
All directors and executive officers as a group (13 persons)	9,458,435		41.9%

*	Designates less than one percent.

(1)	The column sets forth shares of Common Stock, which are deemed to be “beneficially owned” by the persons named in the table under Rule 13d-3 of the SEC, including shares of Common Stock that may be acquired upon exercise of stock options that were exercisable as of January 3, 2007, or within the next 60 days as follows: Mr. Rockwell, 56,500; Mr. Irvin, 45,000; Mr. Semple, 45,000; Mr. Karlgaard, 30,000; Mr. Marino, 30,000; Mr. McCashin, 30,000; Mr. Rowe, 24,400, Mr. Carlin, 21,600.

(2)	Based on 22,264,934 shares of Common Stock outstanding as of January 3, 2007. For purposes of calculating the percentage of Common Stock beneficially owned by any person or group, the shares issuable to such person or group upon exercise of stock options that were exercisable as of January 3, 2007, or within the next 60 days, are considered outstanding.

(3)	Includes 791,700 shares held jointly by Mr. Collins and his wife.

(4)	Includes 928,803 shares held by Trusts over which Mr. Sellier has sole voting and investing power.

(5)	Includes 544,500 shares held by a Trust over which Mr. Murdock has sole voting and investing power.

PROPOSAL 1
ELECTION OF DIRECTORS
     The Board of Directors is responsible for establishing broad corporate policies and monitoring the overall performance of the Company. It selects the Company’s executive officers, delegates authority for the conduct of the Company’s day-to-day operations to those officers, and monitors their performance. Members of the Board are kept informed of the Company’s business by participating in Board and Committee meetings, by reviewing analyses and reports, and through discussions with the Chairman and other officers.
     The number of directors currently constituting the full Board of Directors is ten (10) and there are currently ten (10) directors serving on the Board. At the Annual Meeting, ten (10) directors will be elected, each to hold office until the next Annual Meeting of Stockholders or his or her earlier death or resignation or until his or her successor, if any, is elected or appointed. The individuals who have been nominated for election to the Board of Directors at the Annual Meeting are listed in the table below. Each of the nominees is a current director of the Company.
     If, as a result of circumstances not now known or foreseen, any of the nominees is unavailable to serve as a nominee for the office of Director at the time of the Annual Meeting, the holders of the proxies solicited by this Proxy Statement may vote those proxies either (i) for the election of a substitute nominee who will be designated by the proxy holders or by the present Board of Directors or (ii) for the balance of the nominees, leaving an additional vacancy. Alternatively, the size of the Board may be reduced accordingly. The Board of Directors has no reason to believe that any of the nominees will be unwilling or unable to serve, if elected as a Director. The ten nominees receiving the highest number of votes cast at the meeting will be elected as Directors. PROXIES SUBMITTED ON THE ACCOMPANYING PROXY CARD WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED BELOW, UNLESS THE PROXY CARD IS MARKED OTHERWISE.
The Board of Directors recommends a vote FOR the election of the nominees listed below.
NOMINEES

			Year First
			Elected or
			Appointed
Name	Age	Principal Occupation or Employment	Director*
Terry L. Collins	61	Chairman and Chief Executive Officer of the Company	2004
S. Kent Rockwell	62	Vice-Chairman and Executive Officer of the Company	1987
Victor F. Sellier	57	Executive Officer of the Company	2004
Thomas E. Murdock	64	Executive Officer of the Company	2004
David C. Karlgaard	60	Vice-Chairman of Nortel Government Solutions	2004
Peter A. Marino	64	Consultant	2004
Robert McCashin	59	Former Chairman of Identix Incorporated	2004
John Irvin	52	Senior Financial Manager	2000
Lloyd A. Semple	67	Professor of Law	2003
Maureen Baginski	51	Executive Vice President, Sparta, Inc.	2006

*	Reflects the year first elected or appointed to the Board of Directors of the Company or the board of directors of a predecessor of the Company.

CERTAIN INFORMATION REGARDING NOMINEES AND EXECUTIVE OFFICERS
Terry L. Collins. Mr. Collins is the Chairman of the Board, Chief Executive Officer and President of the Company. Mr. Collins has been a Director of the Company since September 2004. Mr. Collins was one of the three original founders of Argon Engineering Associates, Inc., (Argon Engineering) in 1997. Mr. Collins served as Chairman of the Board and Chief Executive Officer of Argon Engineering from its inception until the merger with Sensytech in September 2004. From 1995 until 1997 he was the General Manager of the Falls Church division of Raytheon E-Systems. From 1989 until 1995 Mr. Collins was President of Engineering Research Associates, a wholly owned subsidiary of E-Systems Corporation. Mr. Collins served as the senior member of the engineering management team at Engineering Research Associates from 1979 until its acquisition by E-Systems Corporation in 1989.
S. Kent Rockwell. Mr. Rockwell is the Vice Chairman and Vice President, Corporate Development of the Company. Mr. Rockwell has been a director of the Company since 1987. Mr. Rockwell is former Chairman of the Board, Chief Executive Officer, and President of Astrotech International Corporation, where he served from 1986 to 1997. Mr. Rockwell has served as Chairman of Rockwell Forest Products, Inc. since 1983, Appalachian Timber Services, Inc. since 1988, and Chairman and President of Rockwell Venture Capital, Inc. since 1983. Mr. Rockwell previously served on the board of Rockwell International, Inc. from 1973 to 1983.
Victor F. Sellier. Mr. Sellier is the Vice President, Chief Financial Officer, Treasurer and Secretary of the Company. Mr. Sellier has been a Director of the Company since September 2004. Mr. Sellier was one of the three original founders of Argon Engineering in 1997. Mr. Sellier served as Chief Financial Officer, Secretary, and Vice President of Argon Engineering from its inception until the merger with Sensytech in September 2004. From 1995 until 1997 Mr. Sellier was the Vice President and Assistant General Manger of the Falls Church division of Raytheon E-Systems. From 1989 until 1995 he was the Vice President and Assistant General Manager of Engineering Research Associates, a wholly-owned subsidiary of E-Systems Corporation. Mr. Sellier served as the senior financial and administrative manager of Engineering Research Associates from 1979 until its acquisition by E-Systems Corporation in 1989.
Thomas E. Murdock. Mr. Murdock is the Vice President, Strategic Program Development of the Company. Mr. Murdock has been a Director of the Company since September 2004. Mr. Murdock was one of the three original founders of Argon Engineering in 1997. Mr. Murdock served as a Vice President of Argon Engineering and as a member of the board of directors from its inception until the merger with Sensytech in September 2004. From 1995 to 1997 Mr. Murdock was the Vice President of Electronic Systems of the Falls Church division of Raytheon E-Systems. Mr. Murdock previously served as Director of Electronic Systems at Engineering Research Associates from 1987 to 1995, after completing a 20 year career in the United States Navy.
David C. Karlgaard, Ph.D. Dr. Karlgaard is Vice-Chairman of the Board of Directors of Nortel Government Solutions, Inc., a unit of Nortel Networks Corp. Dr. Karlgaard has been a director of the Company since September 2004. In 1985, Dr. Karlgaard and his two partners founded PEC Solutions, which became a publicly held company in April 2000. In June 2005, Nortel Networks acquired PEC Solutions. He also serves on the Board of Directors of Rising Edge Technologies, a start-up company focusing on storage solutions. Dr. Karlgaard is a member of the Board of Directors of the Northern Virginia Technology Council and the Armed Forces Communications and Electronics Association. He also is an adjunct professor at The George Washington University.
Peter A. Marino. Mr. Marino has been a private consultant for government agencies and the defense and intelligence industry since 1999. Mr. Marino has been a Director of the Company since September 2004. From 1996 to 1999, he was the President and Chief Executive Officer of Firearms Training Systems, Inc., a publicly-held provider of software and hardware simulation training systems for military, law enforcement and security forces. From 1991 to 1996, Mr. Marino served as Senior Vice President of E-Systems Corporation, which was acquired by Raytheon in 1995. Mr. Marino previously served as President and Chief Operating Officer of Fairchild Industries and prior to such service was President and Chief Operating Officer of Lockheed Electronics Co., Inc. Previous to his service at Lockheed, he held various positions at the Central Intelligence Agency, including Director of the Office of Technical Services. Mr. Marino currently serves on several government advisory organizations, and is the Chairman, Defense Science Board Task Force on Intelligence for Homeland Defense and co-chairman of the Director of Central Intelligence’s Senior Advisory Group.

Robert McCashin. Mr. McCashin was the Chairman of the Board of Identix Incorporated, a leading provider of multi-biometric security products, from January 2001 to February 2004. Mr. McCashin has been a Director of the Company since September 2004. From October 2000 until the merger of Identix with Visionics Corporation in June 2002, Mr. McCashin also served as the Chief Executive Officer of Identix. Prior to joining Identix, Mr. McCashin held various executive positions at Electronic Data Systems Corporation (EDS), a leading global services company, which he joined in 1971. From 1997 to 1999, Mr. McCashin served as Chief Executive Officer and President of Centrobe, a wholly-owned subsidiary of EDS, and one of the world’s largest providers of enterprise customer management solutions. Prior to that time, Mr. McCashin held the position of Group Executive, Global Energy from 1995 to 1997, Group Executive, Southern Europe from 1992 to 1995, Group Executive, Federal Government Group from 1989 to 1992 and Division President, Federal Government Group from 1988 to 1989, each within EDS. Mr. McCashin began his career at EDS in systems engineering.
John Irvin, CPA. Mr. Irvin serves as the Chairman of Argon ST’s audit committee. Mr. Irvin has been a Director of the Company since 2000. Mr. Irvin is President of Innovative Benefits Consulting, Inc., a wholly-owned subsidiary of National Financial Partners Corporation (a public corporation traded on the New York Stock Exchange) and a benefits and insurance consulting firm. From 1983 through 1993, Mr. Irvin was Vice Chairman and co-founder of Mid Atlantic Capital Group and President of Mid Atlantic Insurance Corporation, where he specialized in serving the financial planning, asset management and insurance needs of high net worth individuals. Mr. Irvin also chaired the committee which oversaw mergers, acquisitions and strategic planning for Mid Atlantic. Prior to that, Mr. Irvin managed his own certified public accounting firm.
Lloyd A. Semple. Mr. Semple has been a director of the Company since 2003. On June 30, 2004, he retired as a member of Dykema Gossett PLLC, a Detroit based law firm consisting of 410 lawyers. Mr. Semple served as the firm’s Chairman and Chief Executive Officer from 1995 to 2002, and previously he served on the firm’s executive committee and as the leader of the Corporate and Finance Practice Group. Mr. Semple had been with Dykema Gossett since 1964. As of July 1, 2004, Mr. Semple accepted an appointment as professor of law at University of Detroit Mercy School of Law where he is teaching courses on corporate governance and director responsibilities. Mr. Semple has served on boards of directors of several public and privately held companies, and from 1997 to 2002, served as the Chairman of the Board of the Detroit Medical Center Corporation, a seven hospital integrated health delivery system located in southeast Michigan.
Maureen Baginski. Ms. Baginski has been a director of the Company since October 2006. Ms. Baginski is Executive Vice President of Sparta, Inc. From 2003 to 2005 Ms. Baginski served as the FBI’s Executive Assistant Director for Intelligence where she was responsible for establishing and managing the FBI’s first-ever intelligence program, including technology acquisition and workforce development. From 1979-2005, Ms. Baginski served at the National Security Agency, where she held a variety of positions, including lead analyst for the Soviet Union, Executive Assistant to the Director, Chief Policy and Customer Support, Chief Office of the Director, Assistant Deputy Director for Technology, and SIGINT Director. Ms. Baginski is the recipient of two Presidential Rank Awards, two Director of Central Intelligence National Achievement Medals, the Director of Military Intelligence’s Leadership Award, and National Security Association’s Exceptional Civilian Service Award. In addition, Ms. Baginski was the first-ever recipient of NSA’s Outstanding Leadership Award, an award voted on and bestowed by the NSA workforce. Ms. Baginski holds a BA and MA in Slavic Languages and Linguistics from the University of Albany. In December 2005, Ms. Baginski received an honorary Doctorate of Humane Letters from the University of Albany for her service to the nation.
     The Board of Directors has determined that all of the members of the Board are “independent directors” as defined in NASDAQ Marketplace Rule 4200(a)(15), except Mr. Collins, Mr. Sellier, Mr. Murdock and Mr. Rockwell. The Board has adopted a code of conduct applicable to all directors, officers and employees of the Company. A copy of the code is posted on the Company’s website, www.argonst.com.
Other Executive Officers
Kerry M. Rowe. Mr. Rowe is the Vice President, Chief Operating Officer of the Company. Mr. Rowe joined Argon Engineering in 2000 and prior to the merger with Sensytech served as Vice President of Argon Engineering’s C4ISR division, responsible for airborne and subsurface tactical communications intelligence programs. Mr. Rowe joined E-Systems Corporation in 1984 and progressed to the position of Vice President for Remote Systems in the successor organization, Raytheon C3I (Falls Church).

In this capacity, he was responsible for acquisition and management of Raytheon’s programs developing the technology for the ground elements and payloads for manned and unmanned platforms.
W. Joseph Carlin. Mr. Carlin is the Vice President, Information Dominance of the Company. Mr. Carlin joined Argon Engineering in 1997, soon after its founding, and prior to the merger with Sensytech served as Vice President of the company’s Signal Intelligence/Electronics Warfare division, responsible for the design, development and deployment of systems in support of Argon Engineering’s international and strategic business base. Prior to assuming this responsibility, Mr. Carlin led the Technology Management Group for Argon Engineering, which implemented the practices and processes which govern the company’s software and systems product line development. From 1989 through 1997, Mr. Carlin was with the Falls Church division of Raytheon E-Systems where he served as Systems Engineering Manager supporting all programs within the division. Mr. Carlin has worked with the senior members of the Argon management team since he joined Engineering Research Associates in 1986 where he was a senior member of the engineering staff through 1989.
Robert S. Tamaru. Mr. Tamaru is the Vice President, Technology and Strategic Development of the Company. Mr. Tamaru joined Argon Engineering in 1997, soon after its founding, and prior to the merger with Sensytech was the Vice President of the Maritime Systems division, responsible for Argon Engineering’s multi-year production programs for the design, development, and deployment of ship systems. Mr. Tamaru previously held Business Area Manager responsible for representing Argon Engineering to the U.S. Navy in support of the Maritime Cryptologic Architecture (MCA) Technical View development, and for the pursuit, capture and execution of Small Business Innovation Research (SBIR) programs across a wide range of technologies. From 1989 through 1997, Mr. Tamaru was with the Falls Church division of Raytheon E-Systems where he served as Director of Software Engineering. Mr. Tamaru has worked with the senior members of the Argon Engineering management team since he joined Engineering Research Associates in 1978 where he was a senior member of the engineering staff through 1989.
COMMITTEES OF THE BOARD OF DIRECTORS
Committees and Meetings
     The Board of Directors has an Audit Committee, a Corporate Governance and Nominating Committee and a Compensation/Stock Option Committee. During the last fiscal year, the Board of Directors of the Company met seven times. The Audit Committee met nine times, the Corporate Governance and Nominating Committee met four times, and the Compensation/Stock Option Committee met two times. Each of the directors attended 95% or more of the aggregate number of meetings of the Board and Committees on which he or she served during the last fiscal year.
     The Board has a policy that all Directors should attend the annual meeting of stockholders, unless there are extenuating circumstances. All of the Directors of the Company except for one director attended the 2006 annual meeting of stockholders.
Audit Committee
     The members of the Audit Committee are Messrs. Irvin, Karlgaard and McCashin. Each of the members of the Audit Committee is deemed to be independent under NASDAQ Marketplace Rule 4200(a)(15). The Board of Directors has determined that Mr. Irvin qualifies as an audit committee financial expert, as that term is defined in Item 401(h) of Regulation S-K of the Securities Act of 1933, and that he is independent as defined in NASDAQ Marketplace Rule 4200(a)(15). The Board of Directors has adopted a written Audit Committee charter. A copy of the Audit Committee charter is posted on the Company’s website, www.argonst.com.
     The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm for each fiscal year. The Committee reviews with the independent registered public accounting firm the scope and results of the audit engagement; after discussion with management and the independent registered public accounting firm, recommends to the Board of Directors to include the audited financial statements in the Annual Report; and reviews any non-audit services to be performed by the independent registered public accounting firm. The Audit Committee also examines the scope and results of the Company’s procedures, the adequacy of its system of internal accounting and financial controls, and evaluates the independence of the independent registered public accounting firm and their fees for services. The Audit Committee can hire independent counsel and other advisors, if it deems it necessary. The Audit Committee also has the responsibility to establish procedures for complaints from employees of the Company regarding accounting, internal accounting controls or auditing.
     The Audit Committee has adopted policies governing its pre-approval of all audit services to be provided by the independent registered public accounting firm. The committee has also adopted policies governing its pre-approval of all permitted non-audit services to be provided by the independent registered public accounting firm. Under these policies, the Company cannot hire an independent registered public accounting firm to provide any audit or non-audit services to the Company without the prior approval of the Audit Committee. In each instance the committee policies and procedures require it to review the proposed service as to scope and reasonableness, the cost thereof and whether performance of the service would adversely affect the independent registered public accounting firm’s independence.
     Finally, the Audit Committee reviews and approves on an ongoing basis all related party transactions which would need to be disclosed in this proxy statement under the rules set forth by the SEC for potential conflict of interest situations.
Compensation/Stock Option Committee
     The members of the Compensation/Stock Option Committee are Messrs. Marino, McCashin, Semple and Irvin. Each of the members of the committee is independent as defined in NASDAQ Marketplace Rule 4200(a)(15). The Compensation/Stock Option Committee is responsible for reviewing the performance of, and recommending salaries and other compensation arrangements for, executive officers of the Company, as well as reviewing bonus, pension and other compensation plans prepared by management for consideration by the Board, and performing such other functions as may be delegated to it under the provisions of any bonus, stock option, pension or other compensation plan adopted by the Company. A copy of the committee’s charter is available on the Company’s website at www.argonst.com.
Governance and Nominating Committee
     The Governance and Nominating Committee members are Messrs. Marino, McCashin and Semple, all of whom are considered independent under the rules of NASDAQ. Among other matters, the committee reviews and recommends to the full Board persons for service as Directors and considers suggestions for nominees for election as Director from stockholders. A copy of the committee’s charter is available on the Company’s website at www.argonst.com.
Stockholder Nominations
     It is the policy of the Governance and Nominating Committee to consider suggestions for persons to be nominated for Director that are submitted by stockholders. Stockholder suggestions for Director nominees will be evaluated as would suggestions for Director nominees made by management or then current Directors. In general, the committee looks for candidates for Director nominees whom it feels can work with the existing Directors and make a significant contribution to the success of the Company.
     Stockholders suggesting persons as Director nominees should send information about the proposed nominee to the Chairman of the Governance and Nominating Committee at the Company’s address included on the first page of this Proxy Statement. This information should include a signed statement by the proposed nominee that he or she is willing to serve as a Director of the Company and any information that the stockholder feels will fully inform the Board about the proposed nominee and his or her qualifications. The committee may request further information from the proposed nominee. Persons nominating individuals for the Board should strongly consider whether the candidate is independent under the applicable NASDAQ rules, as the Company is required under those rules to have a majority of independent directors on the Board and certain committees must be comprised entirely of independent directors.

Further, because of the nature of the Company’s business, proposed nominees may be required to obtain appropriate security clearances from the federal government before they can be formally nominated. Under federal securities law and the NASDAQ rules, some of the Directors must have certain levels of expertise in understanding financial statements and reports. Finally, from time to time, the Board may determine that it needs a Director with a particular expertise and will actively recruit such a Director candidate. When, if ever, this may occur, and what expertise the Board may feel it needs a Director candidate to have in the future, cannot be determined at this time.
     The committee considers potential nominees for Director who are recommended by management, by then serving Directors or by others whose judgment the committee respects. The process for evaluating these recommendations is the same as described above for nominees submitted by stockholders.

AUDIT COMMITTEE REPORT
     The Audit Committee has reviewed and discussed the audited financial statements included in the Company’s Annual Report on Form 10-K for its 2006 fiscal year with management. It has also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards (SAS) 61, as it has been modified or supplemented. The committee has received the written disclosure and the letter from the independent registered public accountants which is required by Independent Standards Board Standard No. 1 “Independence Discussions with Audit Committee”, as it has been modified or supplemented, and has discussed with the independent accountant the independent accountant’s independence. Based upon the review and the discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2006, which Annual Report has been filed with the Securities and Exchange Commission.

/s/ The Audit Committee
John Irvin, David Karlgaard and Robert McCashin
COMPENSATION/STOCK OPTION COMMITTEE REPORT
     The Compensation/Stock Option Committee develops the Company’s executive compensation programs, which are then reviewed by the Board of Directors. These programs are intended to attract, retain, motivate and reward executive leadership of a caliber and level of experience necessary to achieve the overall business objectives of the Company, and we believe that they align executive compensation with the Company’s business strategy and management initiatives. We endeavor to implement an integrated, performance-oriented compensation program that balances short- and long-term objectives to enhance shareholder value and that places Company executives in a responsible competitive range of total compensation based on the magnitude of business operations, strategic accomplishments, and the Company’s performance.
     We make recommendations to the Board of Directors with respect to base salary and annual incentive awards. We take into consideration the attainment of both operational short-term and enterprise-wide long-term objectives of the Company that may not be reflected in the current period’s earnings and stock performance.
Executive Compensation
     The Company’s executive compensation programs consist primarily of the following integrated components:
▪	Base Salary: Designed to compensate executives competitively based on industry and marketplace standards. When establishing base rates of pay for executives, the Committee considers marketplace data for comparable positions and the relative performance and contribution of each executive to the business.

▪	Annual Incentive Awards: Provide a direct link between executive compensation and the total Company’s performance. Annual awards take into account the financial and operational performance of the business and consideration is given to strategic acquisitions, which complement and add value to the Company’s core business segments. Executive performance is also assessed against standards of ethical business conduct, leadership competencies, and people-related initiatives.

▪	Long-Term Incentives: Consist primarily of stock options and restricted stock that link management decision making with the Company’s strategic business plan and long-term company performance. These awards are intended to align the executive’s interest with those of the stockholders.
     Each element is further described below.

Base Salary
     Base salary levels for the Chief Executive Officer and other executive officers of the Company are reviewed and approved by the committee annually to ensure competitiveness. Our policy is to maintain base salaries at competitive levels with a peer group established for compensation comparisons. The compensation peer group includes industry competitors as well as other corporations of a similar size and similar geographic placement.
     Based on this review and the individual performance of each executive, we recommend base salary increases, if appropriate.
Annual Incentives
     All executive officers, including the CEO, participate in a Results Based Incentive Plan, which is designed to focus management attention and effort on the attainment of established performance goals. Specific performance goals and weightings are established at the corporate level and encompass goals for overall Company performance at the beginning of each fiscal year. Historically, these goals have included measured performance such as revenue, profitability, booking, labor utilization, and overhead rate achievement.
     Individual awards under the Company’s Results Based Incentive Plan reflect an executive’s contribution to the Company’s achievement of these established performance goals, as well as the successful management of human resources and the furtherance of ethical business behavior and leadership competencies. Executive officers listed in the Summary Compensation Table received incentive awards based on our review of their competitive marketplace position and their accomplishment of individual performance objectives.
Long-Term Incentives
     Stock option grants have been the Company’s principal vehicle for long-term compensation. The Company issues options at fair market value at the date of grant and the executive only receives compensation from the grant if the stock appreciates in value. Similar to the process used in making the annual base salary recommendations and the results based incentive awards, option awards are based upon current industry and marketplace compensation data. Award recommendations are made on the basis of an executive’s level of responsibility, long-term value to the organization, and contribution to the overall management of the Company. The size of each executive’s award is determined by considering norms for comparable positions in the industry and marketplace. Equitable distribution within the Company is also considered.
     Due to new accounting rules which require the Company to recognize compensation expense in its financial statements related to the fair value of share-based payments, including stock options, the committee may consider increasing the use of restricted stock awards to incentivize executive officers in the future. Unlike stock options, which will be expensed at the fair value of the option, restricted stock results in an expense equal to its intrinsic value, i.e, fair market value at the date of award minus the purchase price of the restricted shares. The Company’s 2002 Stock Incentive Plan permits the grant of both stock options and restricted stock.
     We believe that granting equity awards encourages executive officers to manage the Company from the perspective of a stockholder with an equity stake in the business. As the value of the Company increases over time, the value of the shares of stock underlying the equity awards granted to each of the executive officer increases, providing a strong incentive for executive officers to enhance stockholder value over time. Participation in the option program is not limited to executive officers, but extends to a broad range of key employees of the Company.
     In determining long-term incentive awards to Messrs. Collins, Sellier and Murdock, the committee takes into account the significant ownership percentage of the Company held by each of these Named Executive Officers. As a result of such ownership, the committee believes that Messrs. Collins, Sellier and Murdock have significant interests in increasing stockholder value that are closely aligned with those of stockholders generally, and therefore, the committee believed it was not necessary to grant these individuals equity incentive awards for fiscal year 2006.

     For fiscal year 2006 performance, none of the Named Executive Officers received stock options because the Committee believed it appropriate to allocate the stock options that were available in the Incentive Stock Plan to the non-executive employees of the Company.
CEO Compensation
     The compensation of the CEO is based on several factors which are considered by the Compensation/Stock Option Committee in preparing their recommendation to the full board of directors. These factors include:
1.	Total compensation of similarly situated public company CEOs as supported by independent third party source information;

2.	Overall Company performance for the preceding fiscal year;

3.	Specific individual leadership accomplishments during the fiscal year; and

4.	Forecasted performance for the coming year.
Base Salary
     The current base salary of Terry L. Collins, our CEO, was established after reviewing his performance and contribution to the Company’s performance and comparing his base salary with the base salary of CEOs of companies deemed to be peers of the Company and other information provided to the committee.
Annual Incentive Award
     In reviewing the CEO’s total compensation package, we gave consideration to a number of key factors, primarily the Company’s financial and operational performance for the previous fiscal year, its financial health and its prospects for long-term growth.
Other Compensation
     The Company’s compensation programs also include certain other items, which may include (i) life insurance coverage, and (ii), matching contributions under the Argon ST 401(k) plan consistent with the match offered all employees, and (iii) other miscellaneous compensation.
Summary
     Argon ST’s executive compensation plans have been designed to attract and retain outstanding management talent by providing a broad program of competitive, equitable, and performance-based compensation, and to align executive rewards with the long-term interest of stockholders.

/s/ The Compensation/Stock Option Committee
Peter Marino, Robert McCashin, Lloyd Semple and John Irvin

COMPENSATION COMMITTEE INTERLOCKS AND
INSIDER PARTICIPATION
     The members of the Compensation/Stock Option Committee are Messrs. Marino, McCashin, Semple and Irvin. None of the members of the Compensation/Stock Option Committee during fiscal year 2006 was, during such fiscal year or prior thereto, an officer or employee of the Company or any of its subsidiaries. During fiscal year 2006, no executive officer of the Company served as a director or member of the compensation committee (or other board committee performing similar functions, or in the absence of such committee, the entire board of directors) of another entity, one of whose executive officers served as a director or member of the Compensation/Stock Option Committee of the Company.
COMPENSATION OF DIRECTORS
     During fiscal year 2006, Board members, other than the Chairmen of the Audit Committee and the Governance and Nominating Committee, received a retainer of $7,500 per quarter. The Chairman of the Audit Committee received $8,750 per quarter and the Chairman of the Governance and Nominating Committee received $8,250 per quarter. In addition, each non-employee director received $1,000 for each Board meeting attended, $1,500 for each committee meeting attended on any day other than the day of a Board meeting. An additional $500 was paid to the Chairman of each committee for each committee meeting attended on any day other than the day of a Board meeting. As provided in the Company’s bylaws and Delaware law, attendance at meetings via teleconference is recognized as in-person attendance.
     In December 2006, the Board of Directors approved an increase in Directors’ compensation, effective December 2006. Board members, other than the committee Chairmen, receive a retainer of $8,000 per quarter. The Chairman of the Audit Committee receives $9,250 per quarter, the Chairman of the Governance and Nominating Committee receives $9,000 per quarter and the Chairman of the Compensation/Stock Option Committee receives $9,000 per quarter. In addition, each non-employee director receives $1,000 for each Board meeting attended, $1,500 for each committee meeting attended on any day other than the day of a Board meeting and an additional $500 is paid to the Chairman of each committee for each committee meeting attended on any day other than the day of a Board meeting. As provided in the Company’s bylaws and Delaware law, attendance at meetings via teleconference is recognized as in-person attendance meetings.
     In November 2005, the Board approved a grant of 15,000 options to each independent director (Messrs. Karlgaard, Irvin, Marino, McCashin and Semple) under the Company’s 2002 Stock Incentive Plan. Each option has a one year vesting period, an exercise price equal to the closing price of the Common Stock on the grant date and expires ten years from the grant date.
     In December 2006, the Board approved a grant of 3,500 shares of Common Stock to each independent director (Ms. Baginski, Messrs. Karlgaard, Irvin, Marino, McCashin and Semple) under the Company’s 2002 Stock Incentive Plan. The stock award vests in one year from the grant date.

EXECUTIVE COMPENSATION
Summary Compensation Table
     The following table sets forth the annual compensation for the years indicated for the person who served as the Company’s Chief Executive Officer during fiscal 2006 and for the four other most highly compensated executive officers of the Company, who served during fiscal 2006 (the “Named Executive Officers”).
     The bonus amounts shown below reflect bonuses earned for performance in the fiscal year indicated, whether or not paid in that fiscal year.

						Long Term Compensation
						Awards		Payouts
							Securities
						Restricted	Underlying
					Other	Stock	Options/	LTIP	All Other
Name and Principal	Fiscal				Annual	Award(s)	SARs	Payouts	Comp.
Position	Year	Salary ($)	Bonus ($)		Comp. ($)	($)	(#)	($)	($)(1)
Terry L. Collins	2006	$360,244	$60,000		—	—	—	—	$31,291
Chairman, CEO,	2005	$324,552	—		—	—	—	—	$19,973
President (2)	2004	$293,144	$123,000		—	—	—	—	$25,032

S. Kent Rockwell	2006	$201,537	$65,000		—	—	—	—	$591,692
Vice Chairman and Vice	2005	$234,785	—		—	—	—	—	$16,320
President, Corporate	2004	$252,692	$573,800	(3)	—	—	6,500	—	$6,356
Development

Victor F. Sellier	2006	$334,680	$100,000		—	—	—	—	$32,732
Vice President,	2005	$299,850	—		—	—	—	—	$19,443
CFO/Treasurer(2)	2004	$280,320	$102,000		—	—	—	—	$25,032

Thomas E. Murdock	2006	$307,800	$65,000		—	—	—	—	$33,284
Vice President,	2005	$301,065	—		—	—	—	—	$19,973
Strategic Program	2004	$279,510	$102,000		—	—	—	—	$25,584
Development (2)

Kerry M. Rowe	2006	$298,973	$100,000		—	—	—	—	$22,374
Vice President,	2005	$273,762	—		—	—	—	—	$18,796
Chief Operating	2004	$258,733	$90,000		—	—	4,000	—	$24,360
Officer(2)

(1)	Detail of amounts reported in the “All Other Compensation” column is provided in the following table.

(2)	Individual became employed by the Company on September 29, 2004. Compensation shown reflects compensation while individual was an executive officer of Argon Engineering Associates, Inc., except for the 2004 bonuses, which were approved by the Argon ST, Inc. Board of Directors.

(3)	Consists of a $123,800 bonus under the Company’s Results Based Incentive Plan and a $450,000 special performance bonus.

     The following table provides information regarding Other Annual Compensation not properly categorized as salary or bonus:

				Money
	Fiscal	401(K) Plan	Profit Sharing	Purchase Plan	Excess Group	Retention
Name	Year	Contribution(1)	Contribution(2)	Contribution(3)	Term Life(4)	Payments(5)	Total

Terry L. Collins	2006	$29,707	—	—	$1,584	—	$31,291
	2005	$18,450	—	—	$1,523	—	$19,973
	2004	$12,000	$6,000	$6,000	$1,032	—	$25,032

Kent S. Rockwell	2006	$30,108	—	—	$1,584	$560,000	$591,692
	2005	$15,102	—	—	$1,218	—	$16,320
	2004	$5,582	—	—	$774	—	$6,356

Victor F. Sellier	2006	$31,700	—	—	$1,032	—	$32,732
	2005	$18,450	—	—	$993	—	$19,443
	2004	$12,000	$6,000	$6,000	$1,032	—	$25,032

Thomas E. Murdock	2006	$31,700	—	—	$1,584	—	$33,284
	2005	$18,450	—	—	$1,523	—	$19,973
	2004	$12,000	$6,000	$6,000	$1,584	—	$25,584

Kerry M. Rowe	2006	$22,014	—	—	$360	—	$22,374
	2005	$18,450	—	—	$346	—	$18,796
	2004	$12,000	$6,000	$6,000	$360	—	$24,360

(1)	Represents matching and safe harbor contributions under 401(k) profit sharing plan. All employees are eligible to participate in the plan upon satisfaction of eligibility criteria, and matching contributions are made based on participant contributions. The safe harbor contributions are paid to all employees regardless of plan participation.

(2)	Represents profit sharing contribution to 401(k) profit sharing plan. All employees are eligible to participate in the plan upon satisfaction of eligibility criteria, and contributions are made to those participants who complete at least 501 hours of service during the plan year or are employed on the last day of the plan year, based on eligible compensation earned by the participant.

(3)	Represents contribution to Argon Engineering money purchase plan. Prior to the September 2004 merger of Argon Engineering and Sensytech, all Argon Engineering employees were eligible to participate in the plan upon satisfaction of eligibility criteria, and contributions were made to all eligible participants based on a percentage of compensation earned while a participant in the plan. During fiscal year 2005, the money purchase plan was replaced by a fixed 3% safe harbor 401(k) contribution to all employees, whether or not they participate in the 401(k) plan.

(4)	Represents portion of premium paid on behalf of the Named Executive under excess group term life insurance policy. All employees are eligible to participate in the plan and the employer pays all premiums.

(5)	Payment received under the 2004 Change in Control Retention Agreement.
Change of Control Arrangements
     The Company’s 2002 Stock Incentive Plan (the “2002 Plan”) provides that in the event of a “change in control” (as described below), with certain exceptions, (a) all outstanding stock options will become fully vested and exercisable, (b) all stock awards will become fully vested, and (c) performance units may be paid out in such manner and amounts as determined by the Company’s Compensation Committee. For purposes of the 2002 Plan, a change in control will generally be deemed to have occurred if (i) with certain limited exceptions, any person becomes the beneficial owner of 40% or more of the combined voting power of the Company’s then outstanding securities; (ii) the Company’s stockholders approve a merger or consolidation of the Company other than (A) a merger or consolidation with would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent more than 50% of the combined voting power of the voting securities of the surviving entity, or (B) a merger or consolidation effected to implement a recapitalization in which no person acquires more than 15% of the Company’s then outstanding securities having the right to vote for the election of directors; (iii) the Company’s stockholders approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of its assets; or (iv) during any 24-month period, the majority of the membership of the Board changes without the approval of two-thirds of the Directors who were either Directors at the beginning of the period or whose election was previously so approved.
     Mr. Rockwell entered into a retention agreement with the Company on February 17, 2004. The agreement had a two-year term, and provided that upon a “change in control” with respect to the Company or its affiliates, Mr. Rockwell was entitled to a lump-sum payment equal to two times his current annual base salary upon the earlier of (i) Mr. Rockwell’s being employed by the Company two years from the date of the change of control and (ii) the termination of his employment, other than for termination resulting from certain misconduct or criminal behavior. The Argon Engineering Associates, Inc. /Sensytech, Inc. merger of September 29, 2004 constituted a “change of control” under the retention agreement. As a result, Mr. Rockwell became entitled to a payment of $560,000 on September 29, 2006, and the Company paid this amount to Mr. Rockwell on that date.
EQUITY COMPENSATION PLAN INFORMATION
     Set forth below is information as of September 30, 2006 regarding our equity compensation plans.

	Number of	Weighted
	securities to be	average exercise
	issued upon exercise	price of	Number of
	of outstanding	outstanding	securities
	options, warrants	options, warrants	remaining available
Plan category	and rights	and rights	for future issuance
	(a)	(b)	( c)
Equity compensation plans approved by security holders	869,350	$23.139	987,160
Equity compensation plans not approved by security holders (1)	989,738	$7.444	—

Total	1,859,088	$14.783	987,160

(1)	Consists entirely of shares of common stock issuable upon exercise of options under the Argon Engineering Associates, Inc. Stock Plan. There will be no further options or common stock granted under this plan.
     The Argon Engineering Associates, Inc. Stock Plan (the “Argon Engineering Plan”) provided for the for the issuance of incentive and non-statutory stock options and restricted stock to eligible employees of Argon Engineering and its affiliates. As a result of the merger of Argon Engineering and Sensytech, each outstanding option to purchase Argon Engineering common stock under the Argon Engineering Plan was converted into an option to purchase Common Stock, with the number of shares able to be purchased and the exercise price adjusted in accordance with the merger exchange ratio. No acceleration of vesting of options under the Argon Engineering Plan occurred in connection with the merger. As a result of the merger, the Argon Engineering Plan covers 6,240,000 shares of common stock; however, the Argon Engineering Plan has been frozen as of September 29, 2004 and no additional awards will be granted under the Argon Engineering Plan subsequent to that date. The only participants in the Argon Engineering Plan are those employees who received awards prior to September 29, 2004.

OPTIONS
Options Grants in the Last Fiscal Year
     No options were granted to Named Executive Officers for fiscal year 2006.
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
     The following table provides information concerning stock option exercises in fiscal 2006 by the Named Executive Officers and the value of their unexercised options at September 30, 2006.

			Number of	Value of Unexercised
			Unexercised Options	In-The-Money Options
	Shares	Value	At Fiscal Year End (#)	At Fiscal Year End ($)
	Acquired on	Realized	Exercisable (E)/	Exercisable (E)/
Name	Exercise (#)	($)(1)	Unexercisable (U)	Unexercisable (U) ($) (2)
S. Kent Rockwell	—	—	(E) 56,500	$878,375	(E)

Kerry M. Rowe	60,400	$1,669,224	(E)24,400	$484,074	(E)
			(U)96,800	$1,921,668	(U)

(1)	Represents the difference between the exercise price and the fair market value per share of the Common Stock on the date of exercise.

(2)	Represents the difference between the exercise price and $23.97, which was the last sale price of the Common Stock as reported on the Nasdaq Gloabal Select Market on September 29, 2006, the last trading day of fiscal year 2006.

COMMON STOCK PERFORMANCE GRAPH
     The following graph shows a five-year comparison of cumulative total returns on the Company’s common stock, based on the market price of the Common Stock, with the cumulative total returns of companies in the Russell 2000 Index and the BB&T Defense Electronics Index.
     The following table shows the value of $100 invested on September 30, 2001 in Argon ST, the Russell 2000 Index, and the BB&T Defense Electronics Index.

	PERFORMANCE GRAPH TABLE
	as of September 30, ($)
	2001	2002	2003	2004	2005	2006
Argon ST Stock	100	119	210	373	389	318
Russell 2000 Index	100	89	120	142	165	179
BB&T Defense Electronics Index	100	118	118	161	152	164

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities (“Reporting Persons”), to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”). They are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.
     Based solely on our review of Forms 3, 4 and 5 furnished to the Company with respect to its most recent fiscal year, we believe that all such forms required to be filed pursuant to Section 16(a) of the Exchange Act were timely filed by the Reporting Persons during the fiscal year ended September 30, 2006.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     None.

PROPOSAL 2
RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
     The Audit Committee has selected Grant Thornton LLP (“Grant Thornton”) to serve as the independent registered public accounting firm of the Company for the fiscal year ending September 30, 2007. Grant Thornton has been the Company’s independent registered public accounting firm since 2004.
     We are asking our stockholders to ratify the selection of Grant Thornton as our independent registered public accounting firm. Although ratification is not required by our bylaws or otherwise, the board is submitting the selection of Grant Thornton to our stockholders for ratification as a matter of good corporate practice. In the event our stockholders fail to ratify the appointment, the Audit Committee may reconsider this appointment.
     The Company has been advised by Grant Thornton that neither the firm nor any of its associates had any relationship with the Company other than the usual relationship that exists between independent registered public accountant firms and their clients during the last fiscal year. Representatives of Grant Thornton will be available via teleconference during the meeting, at which time they may make any statement they consider appropriate and will respond to appropriate questions raised at the meeting.
Independent Registered Public Accounting Firm’s Fees
     The following is a summary of the fees billed to Argon ST, Inc. by Grant Thornton for professional services rendered for the fiscal years ended September 30, 2006 and 2005.

Fee Category	Fiscal 2006	Fiscal 2005

Audit fees	$792,000	$875,000
Audit-related fees	40,000	53,000
Tax fees	—	—
All other fees	11,000	—

Total fees	$843,000	$928,000

Audit Fees. Consists of fees billed for professional services rendered for the audit of Argon ST, Inc.’s consolidated financial statements, the review of the interim consolidated financial statements included in quarterly reports, and services that are normally provided by Grant Thornton in connection with statutory and regulatory filings or engagements and includes fees related to the audit of internal controls over financial reporting under Section 404 of the Sarbanes Oxley Act of 2002. The audit fees for fiscal years 2006 and 2005 also includes fees of $160,000 and $44,000, respectively, for services rendered during the fiscal years related to the filing of the Company’s Form S-3 with respect to its December 2005 secondary public offering.
Audit-Related Fees. Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of Argon ST, Inc.’s consolidated financial statements and are not reported under “Audit Fees”. These services include employee benefit plan audits.
Tax Fees. Consists of fees billed for professional services for tax compliance, tax advice, and tax planning. These services include assistance regarding federal and state tax compliance.
All other Fees. Consists of fees billed for professional services, other than the services reported as “Audit Fees”, “Audit-Related Fees”, or “Tax Fees”, provided by Grant Thornton.
Pre-Approval Policies and Procedures
     The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by the Company’s independent registered public accounting firm. This policy generally provides that the Company will not engage its independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

     From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to the Company by its independent registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.
     The Audit Committee has also delegated to the chairman of the Audit Committee the authority to approve any audit or non-audit services to be provided to the Company by its independent registered public accounting firm. Any approval of services by a member of the Audit Committee pursuant to this delegated authority is reported on at the next meeting of the Audit Committee.
The Board of Directors recommends a vote FOR ratification of the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2007.
GENERAL
     At the date of this Proxy Statement, management is not aware of any matters to be presented for action at the meeting other than those described above. However, if any other matters should come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their judgment on such matters.
FORM 10-K
     The Company will mail, without charge, a copy of its Annual Report on Form 10-K to any stockholder who so requests. If you wish to receive a copy of the Form 10-K, please contact Investor Relations, Argon ST, Inc. 12701 Fair Lakes Circle, Suite 800, Fairfax, Virginia 22033.

STOCKHOLDER COMMUNICATIONS
     The Company has a process for stockholders who wish to communicate with the Board of Directors. Stockholders who wish to communicate with the Board may write to it at the Company’s address given above. These communications will be reviewed by one or more employees of the Company designated by the Board, who will determine whether they should be presented to the Board. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications. The screening procedures have been approved by a majority of the independent directors of the Board.

STOCKHOLDER PROPOSALS FOR YEAR 2008 ANNUAL MEETING
     Any stockholder who intends to present a proposal at the Company’s 2008 Annual Meeting of Stockholders must send the proposal to the Secretary, Argon ST, Inc., 12701 Fair Lakes Circle, Suite 800, Fairfax, Virginia 22033.
     If the stockholder intends to present the proposal at the Company’s 2008 Annual Meeting of Stockholders and have it included in the Company’s proxy materials for that meeting, the proposal:
▪	must be received by the Company no later than September 29, 2007; and

▪	must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended.
     The Company is not obligated to include any stockholder proposal in its proxy materials for the 2008 annual meeting if the proposal is received after the September 29, 2007 deadline.
     If a stockholder submits a proposal after the September 29, 2007 deadline but still wishes to present the proposal at the 2008 annual meeting, the proposal:
▪	must be received by the Company no later than October 31, 2007;

▪	must comply with the requirements of the Company’s bylaws, including section 1.9 of such bylaws;

▪	must present a proper matter for stockholder action under the Delaware General Corporation Law; and

▪	must relate to subject matter which could not be excluded from a proxy statement under any rule promulgated by the Securities and Exchange Commission.

By Order of the Board of Directors

/s/ Victor F. Sellier

Victor F. Sellier
Secretary

PROXY	PROXY
2007 ANNUAL STOCKHOLDERS’ MEETING
ARGON ST, INC.
          The 2007 Annual Meeting of Stockholders of Argon ST, Inc. (the “Company”) will be held at the main office of Argon ST, Inc., 12701 Fair Lakes Circle, Fairfax, Virginia, on Wednesday, February 28, 2007, at 10:00 a.m., local time. The undersigned hereby constitutes and appoints Joseph T. Houston and Sherry L. Buss, or either of them, with power of substitution, as attorneys and proxies to appear and vote, as designated below, all of the shares of Common Stock of Argon ST, Inc. that the undersigned is (are) entitled to vote at the 2007 Annual Meeting and at any adjournments thereof, upon the following matters which are being proposed by the Company:

1.	Election of Directors. For the election as directors of all nominees listed below: ☐
	Terry L. Collins	Victor F. Sellier	Peter A. Marino	Maureen Baginski
	S. Kent Rockwell	Thomas E. Murdock	David C. Karlgaard
	John Irvin	Lloyd A. Semple	Robert McCashin

Withhold authority for the following:
	☐ Terry L. Collins	☐ Victor F. Sellier	☐ Peter A. Marino	☐ Maureen Baginski
	☐ S. Kent Rockwell	☐ Thomas E. Murdock	☐ David C. Karlgaard
	☐ John Irvin	☐ Lloyd A. Semple	☐ Robert McCashin

Withhold authority for all nominees: ☐

2.	To ratify the Audit Committee’s selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2007.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED; IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES AND FOR THE RATIFICATION OF THE SELECTION OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS. IN THEIR DIRECTION, THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, INCLUDING THE ELECTION OF ANY PERSON TO THE BOARD OF DIRECTORS WHERE A NOMINEE NAMED IN THE PROXY STATEMENT DATED JANUARY 26, 2007 IS UNABLE TO SERVE OR, FOR GOOD CAUSE, WILL NOT SERVE.
I (we) acknowledge receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement dated January 26, 2007, and the 2006 Annual Report to Stockholders and ratify all that the proxies, or either of them, or their substitutes may lawfully do or cause to be done by virtue hereof and revoke all former proxies.

Signature	Date

Signature	Date

NOTE: Please sign exactly as name(s) appear(s) on stock records. When signing as attorney, administrator, trustee, guardian or corporate officer, please so indicate.
Comments/Address Changes:
I/We plan to attend the Annual Meeting ________
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF ARGON ST, INC.